Exhibit (h)(59)

Amendment to Fund Accounting and Administration Agreement

This Amendment dated as of May 10, 2017 (this “Amendment”) is to the Fund Accounting and Administration Agreement dated October 1, 2007, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Trust, a Delaware statutory trust (the “Trust”). Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.        Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2.        Effective as of the date of this Amendment, Appendix C to the Agreement is replaced in its entirety with the new Appendix C attached hereto and incorporated by reference herein.

3.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name:	Edmund J. Burke	Name:	Jeremy O. May
Title:	President	Title:	President

APPENDIX A

FUNDS

ALPS/Red Rocks Listed Private Equity Fund (Classes A, C, I, R and T)
ALPS/WMC Research Value Fund (formerly, Disciplined Value Fund) (Classes A, C and I)
Clough China Fund (Classes A, C and I)
ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Classes A, C, I and T)
RiverFront Global Allocation Fund (Classes A, C, I and T)
RiverFront Dynamic Equity Income Fund (Classes A, C, I and T)
RiverFront Moderate Growth & Income Fund (Classes A, C, I and T)
RiverFront Global Growth Fund (Classes A, C, I, L, Investor and T)
RiverFront Conservative Income Builder Fund (Classes A, C, I and T)
ALPS/Kotak India Growth Fund (Classes A, C and I)
ALPS/Alerian MLP Infrastructure Index Fund (Classes A, C and I)
ALPS/Sterling ETF Tactical Rotation Fund (Classes A, C and I)
ALPS/Metis Global Micro Cap Fund (Classes A, C, I and T)

APPENDIX B

SERVICES

Administrative

•	On an on-going basis (or as otherwise specified below), assist the Trust in monitoring each Fund’s compliance with:

(i)	the investment restrictions described in the Trust’s registration statement (monthly) (excluding the ALPS/Westport Resources Hedged High Income Fund)
(ii)	SEC diversification requirements, as applicable (quarterly)
(iii)	its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (monthly)

•	Coordinate the preparation and filing with the SEC on behalf of the Trust:

(i)	Form N-SAR
(ii)	Form N-CSR
(iii)	Form 24f-2
(iv)	Form N-PX
(v)	Form N-Q

ALPS shall not be responsible for the accuracy or adequacy of any information contained in the documents listed in subsections (i) through (v) above, to the extent such information is provided to ALPS by the Trust, other service providers to the Trust, or any other third party.

•	Provide assistance to the Trust related to quarterly Board of Trustees meetings by preparing board reports regarding services provided by ALPS, as requested by the Trust.

•
Assist the Trust with placement of fidelity bond and errors and omissions insurance policies. File the Trust’s fidelity bond with the SEC and monitor the Trust’s assets to assure adequate fidelity bond coverage.

•
Prepare the Trust’s annual and semi-annual financial statements including schedules of investments and the related statements of operations, assets and liabilities and, changes in net assets, statement of cash flows, as well as the financial highlights and footnotes to the financial statements.

•
Provide facilities, information and personnel, as necessary, to accommodate annual audits with the Trust’s independent accountants, or examinations conducted by the Securities and Exchange Commission or other regulatory authorities.

•	Monitor the Trust’s expense accruals by establishing expense budgets and comparing expense accruals on a periodic basis to actual expenses paid.

•	Report performance and other portfolio information to outside reporting agencies as directed by the Trust.

•	Calculate monthly performance including total return.

•	Manage Trust invoice approvals and bill payments

Bookkeeping and Pricing

•	Maintain separate accounts for each Fund, all as directed from time to time by written instructions from the Trust.

•	Compute net asset value for each Class of each Fund and, as appropriate, compute yields, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity.

•
Obtain security market quotes from independent pricing services, if available, or if such quotes are unavailable, then obtain such prices pursuant to the Trust’s valuation policies and procedures, and in either case calculate the market value of each Fund’s investments.

•
Timely calculate and transmit to NASDAQ each Fund’s (and each Class of each Fund’s) daily net asset value and public offering price (such determinations to be made in accordance with the provisions of the Trust’s then-current Prospectuses and Statements of Additional Information relating to the Funds, and any applicable resolutions and policies and procedures of the Board of Trustees of the Trust) and promptly communicate such values and prices to the Trust and the Trust’s transfer agent.

•
Maintain and keep current all books and records of the Funds as required by Section 31 of the 1940 Act, and the rules thereunder, in connection with ALPS’ duties hereunder. Without limiting the generality of the foregoing, ALPS will prepare and maintain the following records upon receipt of information in proper form from the Trust:

(i)	Cash receipts journal
(ii)	Cash disbursements journal
(iii)	Dividend records
(iv)	Security purchases, sales and loans - portfolio securities journals
(v)	Subscription and redemption journals
(vi)	Security ledgers
(vii)	Broker ledger
(viii)	General ledger
(ix)	Daily expense accruals
(x)	Daily income accruals
(xi)	Foreign currency journals
(xii)	Trial balances
(xiii)	Historical tax lots for each security

•	Reconcile cash and investment balances with the Custodian on a daily basis.

•	Provide the Trust with daily Fund values, net asset values and other statistical data for each Class of each Fund on a daily basis.

•
Compute the net income and capital gains and losses of each Fund and calculate income dividend rates in accordance with relevant prospectus policies and resolutions of the Board of Trustees of the Trust.

•
Assist in the preparation of certain reports (including annual and semi-annual reports, Prospectuses and Statement of Additional Information), audits of accounts, and other matters of like nature, as reasonably requested from time to time by the Trust.

•	Provide the Trust and the Investment Adviser with access to the Trust’s books and records via applicable online systems.

Tax Services

•	Perform monthly, quarterly or annual distribution calculations, as appropriate.

•	Calculate required year-end distributions for excise tax purposes for review by the Trust’s auditors.

•	Prepare provision for income tax and tax disclosure information (ROCSOP) for the audited financial statements.

•
Prepare and file appropriate extensions and federal and state income tax returns for review and signature by the Trust’s auditors. State income or franchise tax return preparation is limited to the initial state of “nexus” and does not include additional state filing requirements that may be triggered by underlying investments of the Trust.

•	Prepare and file federal excise tax returns for review and signature by the Trust’s auditors.

•	Provide the Trust with lot level tax basis book yield for each security upon request

•
Provide the Trust on a monthly basis by the 8th business day following month end an income projection in a format agreed by the Trust. On a quarterly basis, provide a tax adjusted income projection in a format agreed by the Trust.

•	Provide any and all tax basis information to the Trust deemed necessary in estimating future dividend payments on a quarterly basis.

•
Assist in the identification of securities that may give rise to book-to-tax adjustments, including but not limited to passive foreign investment companies, real estate investment trusts, master limited partnerships, contingent debt obligations, trust preferred securities, grantor trusts, and stapled securities. Ultimate determination will be the responsibility of Trust management.

•	Perform limited wash sale deferral and tax straddle deferral calculations. Additional out-of-pocket costs may be charged to automate the calculations if the volume of activity is significant.

Legal Services

•	Review and update Prospectus and Statement of Additional Information.

•	Provide legal review of Semi-Annual report, Annual Report, and Form N-SAR.

•	Coordinate EDGARization and filings of documents.

•	Prepare materials for quarterly Board of Trustee meetings, including notices, agendas and resolutions for quarterly meetings and draft actions by written consent of the Trustees.

•	Coordinate the preparation, assembly and mailing of Board materials.

•	Attend quarterly and special Board meetings, make presentations at such meetings as appropriate, and draft minutes of such meetings.

•	Review legal contracts.

•	Oversee Trust’s Code of Ethics reporting.

•	Coordinate the printing and mailing process with outside printers for all shareholder publications.

•	Maintain and coordinate the Trust’s blue sky registration.

•	Maintain the Trust’s corporate calendar to monitor compliance with various SEC filing and Board approved deadlines

APPENDIX C

FEES